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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2006

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                        BRAVO! FOODS INTERNATIONAL CORP.
               (Exact Name of Registrant as Specified in Charter)

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           DELAWARE                      0-20549                 62-1681831
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)

                         11300 US Highway 1, Suite 202
                      North Palm Beach, Florida 33408 USA
                    (Address of Principal Executive Offices)

                                 (561) 625-1411
              (Registrant's telephone number, including area code)

         (Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01 Other Events

         On October 11, 2006, a Special Meeting of Stockholders of the Company was convened at the City Club, Golden Bear Plaza, 11780 U.S. Highway 1, Suite 600, North Palm Beach, Florida 33408 at 10:00 o'clock in the morning, pursuant to written notice in accordance with the Company's By-laws. At that meeting, the stockholders by proxy and in person voted (i) to amend Article IV of the Company's Articles of Incorporation to increase the Company's capital stock from 300,000,000 to 500,000,000 shares of common stock and (ii) to amend
Article I of the Company's Articles of Incorporation to change the name of the Company to Bravo! Brands Inc.

         The votes received by the Company in favor of the increase in its capital stock represented 95.55% of the Company's shares of common stock issued and outstanding on the record date for the vote. The votes received by the Company in favor of the name change represented 98.75% of the Company's shares of common stock issued and outstanding on the record date for the vote.

Item 9.01 Exhibits

99.1     Certificate of Inspector of Election


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 11, 2006                Bravo! Foods International Corp.

                                       By: /s/ Roy D. Toulan, Jr.
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                                           Roy D. Toulan, Jr.,
                                           Vice President, General Counsel